UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 1, 2011

China Intelligent Lighting and Electronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34783	26-1357819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 29-31, Shuikou Road
Huizhou, Guangdong
People’s Republic of China 516006
(Address, including zip code, of principal executive offices)

+ 86 752-3138511
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2011, China Intelligent Lighting and Electronics, Inc. (the “Company”) received notification (the “Delisting Notification Letter”) from NYSE Amex LLC (“Amex” or the “Exchange”) of its intention to strike the common stock of the Company, from Amex by filing a delisting application with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Section 1009(d) of the NYSE Amex LLC Company Guide (the "Company Guide") based on a determination that it is necessary and appropriate for the protection of investors to initiate immediate delisting proceedings.  In its letter, Amex noted that it received a copy of the resignation letter from MaloneBailey, LLP (“MaloneBailey”) dated March 24, 2011.

As reported in the Company's Current Report on Form 8-K filed with the SEC on March 29, 2011, the resignation letter indicated that MaloneBailey was terminating its engagement with the Company due to, as described in the resignation letter, accounting fraud involving forging Company's accounting records and forging bank statements, and that as a result of the irregularities and fraud, MaloneBailey is unable to rely on management's representation as they relate to previously issued financial statements and MaloneBailey can no longer support its opinions dated April 21, 2010 related to its audit of the consolidated financial statements of the Company as of December 31, 2009 and condensed Parent Only financial statements, included in the Form S-1 filed with the SEC on April 21, 2010.

The Delisting Notification Letters indicates that, after careful review of MaloneBailey's resignation letter, the staff of Amex (the “Staff”) determined that the Company is not in compliance with the listing standards of Amex as follows and is therefore subject to immediate delisting proceedings:

1.
The Company is subject to delisting pursuant to Section 1003(f)(iii) of the Company Guide in that the Company or its management has engaged in operations, which, in the opinion of the Exchange, are contrary to the public interest.  In this regard, Staff believes that the actions (including, but not limited to inaction) of the Company and/or its management and/or its agents raise significant public interest concerns.  Specifically, MaloneBailey raised concerns to the Company’s board of directors and management that its accounting records may have been falsified, constituting an illegal act.  The Company failed to adequately address the concerns raised by MaloneBailey, thereby leading to MaloneBailey’s resignation as the Company’s independent auditor and the withdrawal of MaloneBailey’s audit opinions, as well as a presumption that the concerns raised are true.  Moreover, the SEC (in declaring the Company’s registration statement to be effective), the Exchange (in approving the Company for listing) and market participants (in making investment and trading decisions) reasonably relied on the audit opinions in determining that the Company’s financial statements subject to such opinions were accurate, complete and in accordance with generally accepted accounting principles and standards.  Thus the Company’s actions and inactions which led to MaloneBailey’s resignation and withdrawal of its audit opinions have cast material doubt on the integrity of its financial statements as reasonably relied on for such purposes.

2.
The Company is noncompliant with Section 132(e) of the Company Guide, which provides that a listed company is subject to delisting if any communication (including but not limited to a communication made in connection with an initial listing application) contains a material misstatement or omits material information necessary to make the communication to the Exchange not misleading.  In this regard, the Exchange relied on the Company’s registration statement filed with the SEC on June 16, 2011, and the fact that the financial statements contained therein were audited by MaloneBailey, in determining that the Company qualified for initial listing on the Exchange.  As a consequence of the withdrawal of MaloneBailey’s opinions, the integrity of the financial statements on which the Exchange relied in making its initial listing determination has been called into question, raising a concern as to whether the Company was at that time qualified for listing, as well as the effectiveness of its registration under Section 12(b) of the Exchange Act.  The fact that MaloneBailey withdrew its audit opinions included in the registration statement, and that its opinions may not now be relied upon constitutes a material misstatement and a violation of Section 132(e) of the Company Guide.  In this regard, the Company’s failure to adequately address the matters raised by MaloneBailey to avoid its resignation and withdrawal of its audit opinions raises concerns that the Company’s financial statements (which constitute communications provided in connection with its initial listing application and which have been relied on by the Exchange in connection with its ongoing assessment of the Company’s continued listing eligibility) contain one or more material misstatements and/or omit material necessary to make the financial statements not misleading.

3.
The Company is noncompliant with Section 1003(d) of the Company Guide, in that the withdrawal of MaloneBailey’s audit opinions has caused its filings to be noncompliant with SEC regulations.  Specifically, as a consequence of the resignation of MaloneBailey and the withdrawal of MaloneBailey’s audit opinions, there is now no current audited financial information available for the Company.

4.
At the time of the Company’s initial listing, the Staff was required to make a determination that the Company met the Exchange’s quantitative initial listing standards, as set forth in Parts 1 and 2 of the Company Guide.  The Staff made that determination in reliance upon the audited financial statements included in the Company’s registration statement.  In light of MaloneBailey’s withdrawal of its audit opinion with respect to those financial statements, the integrity of the financial information relied upon by the Staff in making its initial listing determination has been called into question.  As a result, there is no longer any basis for knowing with certainty whether the Company actually met the listing standards at the time of its initial listing.  Consequently, the Staff believes that further dealings in the Company’s common stock on the Exchange are not warranted and the Company is therefore subject to delisting pursuant to Section 1002(e) of the Company Guide.

5.
The Company is noncompliant with Section 127 of the Company Guide, which grants the Exchange the discretion to delist a company when, for example, the company’s independent accountants issue a disclaimer opinion on financial statements required to be audited.  In this case, the independent auditor has withdrawn its opinions in their entirety.  Clearly, if a disclaimer opinion with respect to an audit opinion is a basis for delisting under Section 127 of the Company Guide, then the complete removal of an opinion is also a basis for delisting under the rule.  The Staff determined that the public interest concern raised by MaloneBailey’s resignation and withdrawal of its audit opinions is so serious that no remedial measure would be sufficient to alleviate it, and that immediate delisting is warranted.

6.
According to a Form 8-K filed with the SEC on March 29, 2011, Mr. Michael Askew resigned as a member of the Board of Directors of the Company effective on March 24, 2011, including his position as the Chairman of the Company’s Audit Committee.  Section 803B(2) of the Company Guide requires that each issuer must have, and certify that it has and will continue to have, an audit committee of at least three independent members.  Following the resignation of Mr. Askew, the Company’s audit committee consists of two independent directors.

7.
Following Mr. Askew’s resignation the Company’s Board of Directors is comprised of four directors, two of whom are deemed to be independent.  Pursuant to Section 802(a) of the Company Guide, at least a majority of the directors on the Board of each listed company must be independent directors as defined in Section 803A.

8.
A review of the SEC EDGAR database indicates that the Company has yet to file its Form 10-K for the year ended December 31, 2010.  Moreover, on April 1, 2011, the Company filed a notification of late filing on Form 12b-25 stating that the Company “will file its Annual Report on Form 10-K for the year ended December 31, 2010 as soon as it is able; however, the [Company] is not able to provide a reasonable estimate as to such filing at this time, which will not occur within the fifteenth calendar day after the prescribed due date for such report.”  The timely filing of such report is a condition for the Company’s continued listing on the Exchange, as required by Sections 134 and 1101 of the Exchange’s Company Guide.  In addition, due to the fact that the Company’s auditor withdrew its most recent audit opinion, it is expected that a new independent auditor will need to complete a full audit of the Company’s financial statements.  As a result of this, there is no timetable as to when or if the Company will be able to complete the filing of the Form 10-K for the year ended December 31, 2010.

The Company has until April 12, 2011 a limited right to request an appeal.  If the Company does not request an appeal by that date, then the decision will become final and Amex will submit an application to the SEC to strike the Company’s common stock from listing.  If the Company requests an appeal, then such request will stay a delisting action.

The Company intends to appeal the delisting determination.  There can be no assurance that the Company’s request for continued listing will be granted, or even if it is granted, the Company will be able to execute upon such request in a timely manner or to the satisfaction of Amex.

Item 4.01	Change in Registrant’s Certifying Accountant

On April 1, 2011, the Board of Directors of the Company engaged the services of Friedman LLP (“Friedman”) as the Company’s new independent registered public accounting firm.

As previously reported in the Current Report on Form 8-K filed with the SEC on March 29, 2011, the Company terminated the engagement of MaloneBailey as its independent auditor on March 23, 2011, and on March 24, 2011, MaloneBailey submitted its resignation as the Company’s independent auditor.

During the Company’s two most recent fiscal years and the subsequent interim period through April 1, 2011, neither the Company nor anyone acting on its behalf consulted with Friedman with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Friedman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on April 7, 2011 announcing the appointment of Friedman as its independent auditor, the receipt of a delisting notice from Amex and the engagement of legal counsel by the Special Investigation Committee of the Company’s Board.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press release dated April 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Intelligent Lighting & Electronics, Inc.

Dated: April 7, 2011	By:	/s/ Xuemei Li
Name: Xuemei Li Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 7, 2011